UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 4, 2005

Date of Report

(Date of earliest event reported)

ICOS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19171	91-1463450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22021 20th Avenue SE, Bothell, WA 98021

(Address of principal executive offices, including Zip Code)

(425) 485-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

Approval of 1999 Long-Term Incentive Plan

On May 4, 2005, the stockholders of ICOS Corporation (“ICOS”) approved the amendment and restatement of the ICOS Corporation 1999 Long-Term Incentive Plan (formerly called the 1999 Stock Option Plan). The ICOS Board of Directors had previously approved the amendment and restatement of the 1999 Long-Term Incentive Plan on January 27, 2005 subject to stockholder approval. A description of the material terms of the ICOS Corporation 1999 Long-Term Incentive Plan, as amended and restated (the “Restated Plan”) follows below. This description is only a summary and is qualified in its entirety by reference to the Restated Plan which is filed as an exhibit hereto.

Eligible Participants and Types of Equity Awards

Employees (including those who are officers and/or directors), directors and consultants of ICOS, its subsidiaries and affiliates are eligible to participate in the Restated Plan and receive awards. The Restated Plan provides that such eligible participants can receive discretionary awards of: (i) stock option grants and (ii) other equity-based awards, including grants of stock, stock units and stock appreciation rights (“SAR”).

Share Reserve and Grant Limits

The aggregate number of shares of ICOS common stock that are authorized for issuance under the Restated Plan is 15,371,522 shares. The Restated Plan also imposes the following per person, per fiscal year maximum share grant limits: Options – 2,000,000; SARs – 2,000,000; Stock grants – 1,000,000; Stock units – 1,000,000. Such share awards may be adjusted in the event of stock splits and other events.

Administration

The Compensation Committee of the ICOS Board of Directors shall administer the Restated Plan and has the discretion to authorize, modify, extend, exchange or assume awards under the Restated Plan, to select participants, to prescribe award terms and conditions, to interpret plan provisions and to adopt applicable rules and procedures. The members of the Restated Plan Committee shall generally be indemnified by ICOS to the maximum extent permitted by applicable law.

Equity Grants

The number of shares of Common Stock covered by each equity award granted to a participant will be determined by the Restated Plan Committee subject to the annual individual grant limits. Equity awards will be evidenced by an agreement, which may contain varying terms and conditions. Awards will vest and become exercisable at the times and on the terms established by the Restated Plan Committee. Any option/SAR exercise price must be at least equal to the fair market value of a share of common stock on the date the option/SAR was granted. Stock options and SARs cannot be re-priced under the Restated Plan without stockholder approval.

Performance Goals

The Restated Plan specifies performance goals that the Restated Plan Committee may use in awards to persons subject to the limitations of Internal Revenue Code Section 162(m). These performance goals are defined as one or more objective measurable performance factors with respect to each performance period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization, or EBITDA; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added, or EVA; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) research or related milestones; (xxiv) synthesis of specified materials; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) clinical studies; (xxix) manufacturing, production or inventory; (xxx) product quality control; (xxxi) management; (xxxii) human resources; (xxxiii) corporate governance; (xxxiv) compliance program; (xxxv) legal matters; (xxxvi) internal controls; (xxxvii) policies and procedures; (xxxviii) accounting and reporting; (xxxix) information technology; (xl) site, plant or building development; (xli) business development; (xlii) strategic alliances, licensing and partnering; (xliii) mergers and acquisitions or divestitures; and/or (xliv) financings. The Restated Plan also establishes that a performance period can be any period of time up to thirty-six months in duration.

Termination of Service

While the Restated Plan Committee generally has discretionary authority with respect to determining terms and conditions on a grant-by-grant basis, the Restated Plan provides for certain default provisions related to a participant’s termination of service in the event that the Restated Plan Committee does not provide otherwise. In general, a participant will be permitted to exercise his/her vested option or SAR for up to three months after termination of service. However, in the event of a participant’s retirement, the participant can exercise his/her vested options/SARs for up to three years after retirement. If termination of service is due to death or disability, then the participant’s vested options/SARs can be exercised for up to eighteen months after termination. Termination of service due to cause shall cause forfeiture of all outstanding awards.

Change in Control

In the event of a Change in Control of ICOS, a participant’s outstanding awards shall fully vest if such awards are not assumed, substituted or otherwise replaced by the acquirer or successor.

Amendment and Termination

The Board of Directors may amend or modify the Restated Plan, in any or all respects whatsoever, subject to any required stockholder approval. The Restated Plan will terminate on January 27, 2015 unless terminated earlier by the Board of Directors.

Approval of 2005 Management Incentive Plan

On May 4, 2005, the stockholders of ICOS Corporation approved the ICOS 2005 Management Incentive Plan. The ICOS Board of Directors had previously adopted the 2005 Management Incentive Plan on January 27, 2005 subject to stockholder approval. A description of the material terms of the ICOS Corporation 2005 Management Incentive Plan (the “MIP”) follows below. This description is only a summary and is qualified in its entirety by reference to the MIP which is filed as an exhibit hereto.

Eligible Participants

Individuals eligible for MIP awards are ICOS’ officers and key employees, as determined by the Compensation Committee. For 2005, ICOS’ Chief Executive Officer, Paul Clark, is the sole participant in the MIP.

Administration

The MIP will be administered by the ICOS Compensation Committee, the members of which each qualify as “outside directors” under Code Section 162(m). The Compensation Committee will have the sole discretion and authority to administer and interpret the MIP.

Performance Goals

The payment to each participant in the MIP is based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. The performance goals may include one or more of the following: (i) operating income; (ii) EBITDA; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) EVA; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) research or related milestones; (xxiv) synthesis of specified materials; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) clinical studies; (xxix) manufacturing, production or inventory; (xxx) product quality control; (xxxi) management; (xxxii) human resources; (xxxiii) corporate governance; (xxxiv) compliance program; (xxxv) legal matters; (xxxvi) information technology; (xxxvii) site, plant or building development; (xxxviii) business development; (xxxix) strategic alliances, licensing and partnering; (xl) mergers and acquisitions or divestitures; and/or (xli) financings, each with respect to ICOS and/or one or more of its affiliates or operating units. The bonus payable to a participant who is not a covered employee may also be based on other factors. A performance period is any period up to thirty-six months in duration.

For 2005, the pre-determined performance goals for Mr. Clark under the MIP include: market performance goals for Cialis® (tadalafil); profits; enrollment of the first patient and database lock for certain clinical studies; initiation of human testing for certain new products; completion of various preclinical objectives; fulfillment of manufacturing goals; accomplishment of particular licensing objectives; and various financial and compliance goals.

Maximum Bonus and Payout Criteria

Bonus payments under the MIP may be made not only in cash, but also in awards available under the Restated Plan, as determined by the Compensation Committee. The payment to each participant is based on the satisfaction of the applicable performance goal(s) set in advance by the Compensation Committee for such performance period.

The MIP provides that no bonus in excess of $2,000,000 will be paid to any participant for any performance period. Further, the Compensation Committee, in its sole discretion, may reduce the amount of a participant’s bonus under the MIP to an amount below the amount otherwise payable pursuant to the MIP formula. Bonuses will not be paid to covered employees unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Code Section 162(m).

2005 Bonus Opportunities for Named Executive Officers.

The ICOS Compensation Committee also established bonus opportunities for 2005 for its other named executive officers, outside of the MIP, based on individual and company performance goals similar to those established for Mr. Clark. These bonus opportunities will not qualify for the “performance-based compensation exemption” under Internal Revenue Code Section 162(m) but it is still expected that any such bonus payments will be tax deductible for ICOS because the Section 162(m) compensation threshold will not be exceeded in 2005 for these executive officers.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	ICOS Corporation 1999 Long-Term Incentive Plan

99.2	ICOS Corporation 2005 Management Incentive Plan

99.3	1999 Long-Term Incentive Plan – Form of Incentive Stock Option Agreement for Executive Officers and Directors

99.4	1999 Long-Term Incentive Plan – Form of Nonstatutory Stock Option Agreement for Executive Officers and Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

Date: May 6, 2005	By:	/s/ Michael A. Stein
	Name:	Michael A. Stein
	Its:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	ICOS Corporation 1999 Long-Term Incentive Plan

99.2	ICOS Corporation 2005 Management Incentive Plan

99.3	1999 Long-Term Incentive Plan – Form of Incentive Stock Option Agreement for Executive Officers and Directors

99.4	1999 Long-Term Incentive Plan – Form of Nonstatutory Stock Option Agreement for Executive Officers and Directors